Exhibit 99.1

WisdomTree Announces Fourth Quarter 2021 Results

Diluted Earnings Per Share of $0.07 ($0.10, as adjusted)

Unveils WisdomTree Prime™ – A New Financial Services Mobile App

New York, NY – (GlobeNewswire) – January 28, 2022 – WisdomTree Investments, Inc. (NASDAQ: WETF) today reported financial results for the fourth quarter of 2021.

$11.2 million of net income ($15.7 1 million net income, as adjusted), see “Non-GAAP Financial Measurements” for additional information.

$77.5 billion of ending AUM, an increase of 6.5% arising from market appreciation and net inflows.

$1.9 billion of net inflows, primarily driven by inflows into our fixed income, U.S. equity and international developed market equity products.

0.40% average advisory fee, a decrease of 1 basis point due to AUM mix shift.

$79.2 million of operating revenues, an increase of 1.4% due to higher average AUM.

80.5% gross margin1 is essentially unchanged from the previous quarter.

28.5% operating income margin, a 2.5 point decrease primarily due to higher operating expenses, partly offset by higher revenues.

$0.03 quarterly dividend declared, payable on February 23, 2022 to stockholders of record as of the close of business on February 9, 2022.

Update from Jarrett Lilien, WisdomTree COO and President

“We had a highly successful year in 2021 driven by smart investments in growth, increased efficiency and disciplined P&L management. This past quarter marked the fifth consecutive quarter of organic growth. Our momentum has continued into the new year with more than $500 million of inflows in January so far, even in the face of a volatile market environment. As we look ahead to 2022 and beyond, we are entering a new chapter, one that leverages core competencies and stays true to our core mission, vision and values. It will be marked by a focus on strengthening and evolving our business, capitalizing on our existing momentum and adding additional fuel for future growth.”

Update from Jonathan Steinberg, WisdomTree CEO

“Over the past few years, WisdomTree, in keeping with our longstanding track record as an innovator and pioneer, has been positioning itself for the next big structural shift toward a truly digital financial services experience. Today I am very excited to introduce WisdomTree Prime, our new blockchain-native financial services mobile app, that will bring the look and feel that users are accustomed to from traditional mobile apps, while also offering the benefits of a digital financial services experience built on DeFi principles of choice, transparency and inclusivity. WisdomTree Prime is being built for saving, spending, and investing – in both native crypto assets or in tokenized versions of mainstream financial assets and blockchain enabled funds – where we expect WisdomTree will be a product leader. We are playing for a much larger role in the future of financial services and expect these digital assets initiatives to generate new revenue streams that can scale quickly and accelerate sustainable growth in the long-run.”

OPERATING AND FINANCIAL HIGHLIGHTS

	Three Months Ended
	Dec. 31, 2021	Sept. 30, 2021	June 30, 2021	Mar. 31, 2021	Dec. 31, 2020
Consolidated Operating Highlights ($ in billions):
AUM	$77.5	$72.8	$73.9	$69.5	$67.4
Net inflows/(outflows)	$1.9	$0.5	$0.9	$1.3	$0.9
Average AUM	$76.0	$74.6	$73.6	$69.6	$64.1
Average advisory fee	0.40%	0.41%	0.40%	0.41%	0.40%
Consolidated Financial Highlights ($ in millions, except per share amounts):
Operating revenues	$79.2	$78.1	$75.8	$71.3	$65.7
Net income/(loss)	$11.2	$5.8	$17.6	$15.1	$(13.5)
Diluted earnings/(loss) per share	$0.07	$0.04	$0.11	$0.09	$(0.10)
Operating income margin	28.5%	31.0%	31.3%	26.1%	19.7%
As Adjusted (Non-GAAP1):
Gross margin	80.5%	80.6%	81.0%	80.4%	77.2%
Net income, as adjusted	$15.7	$16.3	$16.8	$12.5	$9.2
Diluted earnings per share, as adjusted	$0.10	$0.10	$0.10	$0.08	$0.06

RECENT BUSINESS DEVELOPMENTS

Company News

•

In November 2021, we expanded our global digital assets team, including hiring anti-money laundering veteran John Davidson as Global Head of Financial Crimes. With the recent additions, we now have a dedicated team of professionals across the U.S., U.K., and Ireland focused exclusively on technology, compliance, legal, product, marketing, research and education, related to digital assets, blockchain and decentralized finance.

•

In December 2021, we launched the following diversified crypto exposures: RWM WisdomTree Crypto Index in the U.S., and a trio of crypto asset basket ETPs in Europe: WisdomTree Crypto Mega Cap Equal Weight (MEGA), WisdomTree Crypto Market (BLOC) and WisdomTree Crypto Altcoins (WALT); we were named a 2021 Best Places to Work in Money Management by Pensions & Investments; and were named ‘ETF Provider of the Year’ at the 2021 Funds Europe Awards.

•	In January 2022, we appointed Harold Singleton III to the Board of Directors.

Product News

•

In November 2021, the WisdomTree Battery Solutions UCITS ETF (VOLT) won the award for ‘Thematic ETF of the Year’ by ETF Stream; and we listed the WisdomTree ex-State-Owned Enterprises ESG-screened UCITS ETF (XSOE) on the SIX, the Swiss stock exchange.

•

In December 2021, we launched the WisdomTree Artificial Intelligence and Innovation Fund (WTAI) on the CBOE; we completed forward share splits of 2:1 on the WisdomTree U.S. Total Dividend Fund (DTD) and the WisdomTree U.S. LargeCap Dividend Fund (DLN); we launched the WisdomTree Efficient Gold Plus Gold Miners Strategy Fund (GDMN) on the CBOE; we cross-listed the WisdomTree ex-State-Owned Enterprises ESG-screened UCITS ETF (XSOE) on the Mexican Stock Exchange; the WisdomTree Battery Solutions UCITS ETF (VOLT) won the award for ‘European Fund Launch of the Year’ at the 2021 Funds Europe Awards; we launched the WisdomTree Broad Commodities UCITS ETF (PCOM) on the London Stock Exchange and Börse Xetra; we listed the WisdomTree BioRevolution UCITS ETF (WDNA) on the London Stock Exchange and Börse Xetra; and we worked with Bloomberg and MSCI to develop new ESG screens to the following UCITS ETFs: the WisdomTree EUR Aggregate Bond ESG Enhanced Yield UCITS ETF (YLD) and the WisdomTree EUR Government Bond ESG Enhanced Yield UCITS ETF (GOVE).

•

In January 2022, we restructured the WisdomTree U.S. Dividend ex-Financials Fund (DTN) and International Dividend ex-Financials Fund (DOO) into the WisdomTree U.S. AI Enhanced Value Fund (AIVL) and International AI Enhanced Value Fund (AIVI) utilizing the Equity Machine Intelligence (EMI) proprietary model of Voya available on the NYSE; we launched the WisdomTree Broad Commodities UCITS ETF (PCOM) on the Borsa Italiana; and we listed the WisdomTree BioRevolution UCITS ETF (WDNA) on the Borsa Italiana.

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended						Years Ended
	Dec. 31, 2021	Sept. 30, 2021	June 30, 2021		Mar. 31, 2021	Dec. 31, 2020	Dec. 31, 2021	Dec. 31, 2020
Operating Revenues:
Advisory fees[2]	$77,441	$76,400	$74,169		$70,042	$64,697	$298,052	$246,395
Other income	1,734	1,712	1,606		1,214	954	6,266	3,517

Total revenues	79,175	78,112	75,775		71,256	65,651	304,318	249,912

Operating Expenses:
Compensation and benefits	23,178	22,027	20,331		22,627	20,827	88,163	74,675
Fund management and administration[2]	15,417	15,181	14,367		13,947	14,942	58,912	56,728
Marketing and advertising	4,565	2,925	3,594		3,006	3,715	14,090	11,128
Sales and business development	2,668	2,935	2,159		2,145	2,595	9,907	10,579
Contractual gold payments	4,262	4,250	4,314		4,270	4,449	17,096	16,811
Professional fees	2,099	1,583	1,921		2,013	1,322	7,616	4,902
Occupancy, communications and equipment	725	1,163	1,266		1,475	1,622	4,629	6,427
Depreciation and amortization	45	185	256		252	261	738	1,021
Third-party distribution fees	1,830	1,873	2,130		1,343	1,291	7,176	5,219
Acquisition and disposition-related costs	—	—	—		—	—	—	416
Other	1,823	1,787	1,752		1,571	1,720	6,933	6,924

Total operating expenses	56,612	53,909	52,090		52,649	52,744	215,260	194,830

Operating income	22,563	24,203	23,685		18,607	12,907	89,058	55,082
Other Income/(Expenses):
Interest expense	(3,740)	(3,729)	(2,567)		(2,296)	(2,694)	(12,332)	(9,668)
(Loss)/gain on revaluation of deferred consideration – gold payments	(3,048)	1,737	497		2,832	(22,385)	2,018	(56,821)
Interest income	864	689	225		231	351	2,009	744
Impairments	—	(15,853)	—		(303)	—	(16,156)	(22,752)
Loss on extinguishment of debt	—	—	—		—	—	—	(2,387)
Other losses and gains, net	(1,368)	(714)	49		(5,893)	524	(7,926)	580

Income/(loss) before income taxes	15,271	6,333	21,889		13,178	(11,297)	56,671	(35,222)
Income tax expense/(benefit)	4,084	500	4,259		(1,969)	2,200	6,874	433

Net income/(loss)	$11,187	$5,833	$17,630		$15,147	$(13,497)	$49,797	$(35,655)

Earnings/(loss) per share – basic	$0.07 [3]	$0.04	$0.11	[3]	$0.09 [3]	($0.10)[3]	$0.31 [3]	($0.25)[3]
Earnings/(loss) per share – diluted	$0.07	$0.04	$0.11		$0.09	($0.10)[3]	$0.31	($0.25)[3]
Weighted average common shares – basic	142,070	142,070	145,542		145,649	145,096	143,847	148,682
Weighted average common shares – diluted	159,826	159,213	164,855		161,831	145,096	161,263	148,682
As Adjusted (Non-GAAP1)
Income before income taxes	$19,968	$20,991	$21,253		$15,583	$11,504
Income tax expense	$4,232	$4,674	$4,458		$3,079	$2,281
Net income	$15,736	$16,317	$16,795		$12,504	$9,223
Earnings per share – diluted	$0.10	$0.10	$0.10		$0.08	$0.06

QUARTERLY HIGHLIGHTS

Operating Revenues

•	Operating revenues increased 1.4% and 20.6% from the third quarter of 2021 and fourth quarter of 2020, respectively, due to higher average AUM.

•	Our average advisory fee was 0.40%, 0.41% and 0.40% during the fourth quarter of 2021, the third quarter of 2021 and the fourth quarter of 2020, respectively.

Operating Expenses

•

Operating expenses increased 5.0% from the third quarter of 2021 primarily due to higher marketing expenses, incentive compensation and headcount and professional fees, partly offset by lower occupancy expense.

•

Operating expenses increased 7.3% from the fourth quarter of 2020 primarily due to higher incentive compensation and headcount, marketing expenses, fund management and administration costs, professional fees and third-party distribution fees, partly offset by lower occupancy and depreciation expenses and contractual gold payments.

Other Income/(Expenses)

•

Interest expense was essentially unchanged from the third quarter of 2021. This expense increased 38.8% from the fourth quarter of 2020 due to a higher level of debt outstanding, partly offset by a lower effective interest rate.

•

We recognized a non-cash loss on revaluation of deferred consideration of $3.0 million during the fourth quarter of 2021. The loss was due to higher spot gold prices, partly offset by a flattening of the forward-looking gold curve. The magnitude of any gain or loss recognized is highly correlated to the magnitude of the change in the forward-looking price of gold.

•	Interest income increased 25.4% and 146.2% from the third quarter of 2021 and fourth quarter of 2020, respectively, due to an increase in our securities owned.

•

Other net losses were $1.4 million for the fourth quarter of 2021 and were primarily comprised of losses on our securities owned. Gains and losses also generally arise from the sale of gold earned from management fees paid by our physically-backed gold ETPs, foreign exchange fluctuations and other miscellaneous items.

Income Taxes

•

Our effective income tax rate for the fourth quarter of 2021 of 26.7% resulted in income tax expense of $4.1 million. Our tax rate differs from the federal statutory rate of 21% primarily due to a non-deductible loss on revaluation of deferred consideration and state and local income taxes, partly offset by a lower tax rate on foreign earnings.

•	Our adjusted effective income tax rate was 21.2%[1].

ANNUAL HIGHLIGHTS

•	Operating revenues increased 21.8% as compared to 2020 due to higher average AUM and a 1 basis point increase in our average advisory fee arising from AUM mix shift.

•

Operating expenses increased 10.5% as compared to 2020 primarily due to higher incentive compensation accruals and headcount, marketing expenses, professional fees, third-party distribution fees and fund management and administration costs. These increases were partly offset by lower occupancy expense and contractual gold payments.

•

Significant items reported in other income/(expenses) in 2021 include an increase in interest expense of 27.6% due to a higher level of debt outstanding; a non-cash gain on revaluation of deferred consideration of $2.0 million; an increase in interest income of 170.0% due to an increase in our securities owned; impairment charges of $16.2 million; a non-cash charge of $5.2 million arising from the release of tax-related indemnification assets upon the expiration of the statute of limitations (an equal and offsetting benefit was recognized in income tax expense); losses on our securities owned of $3.8 million; a gain of $0.8 million related to the remeasurement of contingent consideration payable to us from the sale of our Canadian ETF business; and a gain of $0.4 million recognized on our investment in Securrency, Inc. Gains and losses also generally arise from the sale of gold earned from management fees paid by our physically-backed gold ETPs, foreign exchange fluctuations and other miscellaneous items.

•

Our effective income tax rate for 2021 of 12.1% resulted in income tax expense of $6.9 million. Our tax rate differs from the federal statutory rate of 21% primarily due to a tax benefit of $5.2 million recognized in connection with the release of the tax-related indemnification asset described above and a lower tax rate on foreign earnings. These items were partly offset by tax shortfalls associated with the vesting and exercise of stock-based compensation awards and non-deductible executive compensation.

CONFERENCE CALL

WisdomTree will discuss its results and operational highlights during a conference call on Friday, January 28, 2022 at 9:00 a.m. ET. The call-in number is (877) 303-7209. Anyone outside the U.S. or Canada should call (970) 315-0420. The slides used during the presentation will be available at http://ir.wisdomtree.com. For those unable to join the conference call at the scheduled time, an audio replay will be available on http://ir.wisdomtree.com.

ABOUT WISDOMTREE

WisdomTree Investments, Inc., through its subsidiaries in the U.S. and Europe (collectively, “WisdomTree”), is an ETF and ETP sponsor and asset manager headquartered in New York. WisdomTree offers products covering equity, commodity, fixed income, leveraged and inverse, currency, cryptocurrency and alternative strategies. WisdomTree currently has over $76 billion in assets under management globally.

WisdomTree® is the marketing name for WisdomTree Investments, Inc. and its subsidiaries worldwide.

[1]	See “Non-GAAP Financial Measurements.”
[2]

Advisory fees and fund management and administration expenses previously reported for the year ended December 31, 2020 have been voluntarily revised by us due to an immaterial error correction. These line items have been reduced by $3.8 million with no impact to net income. The reductions represent the netting of expense reimbursements collected on behalf of a third party that were previously reported on a gross basis in our Consolidated Statements of Operations.

[3]	Earnings/(loss) per share (“EPS”) is calculated pursuant to the two-class method as it results in a lower EPS amount as compared to the treasury stock method.
[4]

Cash flows from purchasing securities owned, at fair value of ($36,444) and selling securities owned, at fair value of $18,703 during the year ended December 31, 2020 that were not acquired specifically for resale or associated with our business activities have been reclassified from operating activities to investing activities to conform to our current presentation in the Consolidated Statements of Cash Flows.

Contact Information:

Investor Relations	Media Relations
Jeremy Campbell	Jessica Zaloom
+1.646.522.2602	+1.917.267.3735
Jeremy.campbell@wisdomtree.com	jzaloom@wisdomtree.com

WisdomTree Investments, Inc.

Key Operating Statistics (Unaudited)

	Three Months Ended
	Dec. 31, 2021	Sept. 30, 2021	June 30, 2021	Mar. 31, 2021	Dec. 31, 2020
GLOBAL ETPs ($ in millions)
Beginning of period assets	$72,780	$73,941	$69,532	$67,383	$60,707
Inflows/(outflows)	1,902	548	931	1,279	881
Market appreciation/(depreciation)	2,811	(1,709)	3,482	870	5,795
Fund closures	(15)	—	(4)	—	—

End of period assets	$77,478	$72,780	$73,941	$69,532	$67,383

Average assets during the period	$75,990	$74,556	$73,621	$69,575	$64,053
Average advisory fee during the period	0.40%	0.41%	0.40%	0.41%	0.40%
Revenue days	92	92	91	90	92
Number of ETFs – end of the period	329	322	318	313	309

U.S. LISTED ETFs ($ in millions)
Beginning of period assets	$44,742	$45,129	$42,163	$38,517	$33,310
Inflows/(outflows)	1,865	612	1,130	1,343	919
Market appreciation/(depreciation)	1,618	(999)	1,836	2,303	4,288
Fund closures	(15)	—	—	—	—

End of period assets	$48,210	$44,742	$45,129	$42,163	$38,517

Average assets during the period	$46,943	$45,509	$44,183	$40,706	$35,926
Number of ETFs – end of the period	75	73	73	68	67

EUROPEAN LISTED ETPs ($ in millions)
Beginning of period assets	$28,038	$28,812	$27,369	$28,866	$27,397
Inflows/(outflows)	37	(64)	(199)	(64)	(38)
Market appreciation/(depreciation)	1,193	(710)	1,646	(1,433)	1,507
Fund closures	—	—	(4)	—	—

End of period assets	$29,268	$28,038	$28,812	$27,369	$28,866

Average assets during the period	$29,047	$29,047	$29,438	$28,869	$28,127
Number of ETPs – end of the period	254	249	245	245	242

PRODUCT CATEGORIES ($ in millions)

Commodity & Currency
Beginning of period assets	$23,826	$24,772	$23,657	$25,880	$25,177
Inflows/(outflows)	(251)	(249)	(318)	(660)	(296)
Market appreciation/(depreciation)	1,023	(697)	1,433	(1,563)	999

End of period assets	$24,598	$23,826	$24,772	$23,657	$25,880

Average assets during the period	$24,422	$24,853	$25,549	$25,289	$25,596

U.S. Equity
Beginning of period assets	$21,383	$21,285	$20,018	$18,367	$15,612
Inflows/(outflows)	783	351	190	218	395
Market appreciation/(depreciation)	1,694	(253)	1,077	1,433	2,360

End of period assets	$23,860	$21,383	$21,285	$20,018	$18,367

Average assets during the period	$22,963	$21,794	$20,982	$19,320	$17,070

International Developed Market Equity
Beginning of period assets	$11,178	$10,790	$9,988	$9,406	$8,618
Inflows/(outflows)	440	404	399	17	(191)
Market appreciation/(depreciation)	276	(16)	403	565	979

End of period assets	$11,894	$11,178	$10,790	$9,988	$9,406

Average assets during the period	$11,523	$11,144	$10,524	$9,790	$8,927

	Three Months Ended
	Dec. 31, 2021	Sept. 30, 2021	June 30, 2021	Mar. 31, 2021	Dec. 31, 2020
Emerging Market Equity
Beginning of period assets	$10,666	$11,519	$10,477	$8,539	$5,979
Inflows/(outflows)	(3)	(149)	531	1,662	1,399
Market appreciation/(depreciation)	(288)	(704)	511	276	1,161

End of period assets	$10,375	$10,666	$11,519	$10,477	$8,539

Average assets during the period	$10,550	$11,038	$11,012	$9,875	$7,250
Fixed Income
Beginning of period assets	$3,529	$3,440	$3,245	$3,308	$3,605
Inflows/(outflows)	838	115	168	10	(320)
Market appreciation/(depreciation)	(11)	(26)	27	(73)	23

End of period assets	$4,356	$3,529	$3,440	$3,245	$3,308

Average assets during the period	$4,118	$3,502	$3,337	$3,236	$3,449
Leveraged & Inverse
Beginning of period assets	$1,666	$1,693	$1,521	$1,477	$1,423
Inflows/(outflows)	11	42	(2)	(5)	(125)
Market appreciation/(depreciation)	100	(69)	174	49	179

End of period assets	$1,777	$1,666	$1,693	$1,521	$1,477

Average assets during the period	$1,764	$1,717	$1,666	$1,556	$1,429
Cryptocurrency
Beginning of period assets	$295	$229	$377	$167	$33
Inflows/(outflows)	28	12	8	36	48
Market appreciation/(depreciation)	34	54	(156)	174	86

End of period assets	$357	$295	$229	$377	$167

Average assets during the period	$406	$277	$300	$264	$79
Alternatives
Beginning of period assets	$222	$198	$227	$215	$229
Inflows/(outflows)	56	22	(39)	—	(26)
Market appreciation/(depreciation)	(17)	2	10	12	12

End of period assets	$261	$222	$198	$227	$215

Average assets during the period	$229	$214	$231	$223	$224
Closed ETPs
Beginning of period assets	$15	$15	$22	$24	$31
Inflows/(outflows)	—	—	(6)	1	(3)
Market appreciation/(depreciation)	—	—	3	(3)	(4)
Fund closures	(15)	—	(4)	—	—

End of period assets	$—	$15	$15	$22	$24

Average assets during the period	$15	$17	$20	$22	$29
Headcount	241	235	227	227	217

Note: Previously issued statistics may be restated due to fund closures and trade adjustments

Source: WisdomTree

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	Dec. 31, 2021	Dec. 31, 2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$140,709	$73,425
Securities owned, at fair value	127,166	34,895
Accounts receivable	31,864	29,455
Income taxes receivable	—	—
Prepaid expenses	3,952	3,827
Other current assets	276	259

Total current assets	303,967	141,861
Fixed assets, net	557	7,579
Securities held-to-maturity	308	451
Deferred tax assets, net	8,881	8,063
Investments	14,238	8,112
Right of use assets – operating leases	520	16,327
Goodwill	85,856	85,856
Intangible assets	601,247	601,247
Other noncurrent assets	361	180

Total assets	$1,015,935	$869,676

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current liabilities:
Fund management and administration payable	$20,661	$19,564
Compensation and benefits payable	32,782	22,803
Deferred consideration – gold payments	16,739	17,374
Operating lease liabilities	209	3,135
Income taxes payable	3,979	916
Accounts payable and other liabilities	9,297	10,207

Total current liabilities	83,667	73,999
Convertible notes	318,624	166,646
Deferred consideration – gold payments	211,323	212,763
Operating lease liabilities	328	17,434

Total liabilities	$613,942	470,842
Preferred stock – Series A Non-Voting Convertible, par value $0.01; 14.750 shares authorized, issued and outstanding	132,569	132,569

STOCKHOLDERS’ EQUITY
Common stock, par value $0.01; 250,000 shares authorized:
Issued and outstanding: 145,107 and 148,716 at December 31, 2021 and December 31, 2020, respectively	1,451	1,487
Additional paid-in capital	289,736	317,075
Accumulated other comprehensive income	682	1,102
Accumulated deficit	(22,445)	(53,399)

Total stockholders’ equity	269,424	266,265

Total liabilities and stockholders’ equity	$1,015,935	$869,676

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Years Ended
	Dec. 31, 2021	Dec. 31, 2020[4]
Cash flows from operating activities:
Net income/(loss)	$49,797	$(35,655)
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Advisory fees received in gold and other precious metals	(74,970)	(62,416)
Contractual gold payments	17,096	16,811
Impairments	16,156	22,752
Stock-based compensation	9,998	11,706
Unrealized losses	3,781	—
Amortization of issuance costs – convertible notes	2,187	1,710
(Gain)/loss on revaluation of deferred consideration – gold payments	(2,018)	56,821
Amortization of right of use asset	1,950	3,182
Gain on sale – Canadian ETF business	(787)	(2,877)
Depreciation and amortization	738	1,021
Deferred income taxes	316	(2,192)
Loss on extinguishment of debt	—	2,387
Amortization of issuance costs – former credit facility	—	1,328
Other	(272)	(990)
Changes in operating assets and liabilities:
Securities owned, at fair value	(66)	(14)
Accounts receivable	(3,506)	(193)
Prepaid expenses	(139)	(159)
Gold and other precious metals	57,417	45,087
Other assets	(394)	107
Fund management and administration payable	1,348	(2,264)
Compensation and benefits payable	10,242	(3,804)
Income taxes payable	3,101	(2,441)
Securities sold, but not yet purchased, at fair value	—	(582)
Operating lease liabilities	(15,560)	(3,517)
Accounts payable and other liabilities	(1,097)	1,328

Net cash provided by operating activities	75,318	47,136

Cash flows from investing activities:
Purchase of securities owned, at fair value	(115,526)	(36,444)
Purchase of investments	(5,750)	—
Purchase of fixed assets	(293)	(472)
Proceeds from the sale of securities owned, at fair value	19,441	18,703
Proceeds from the sale of Canadian ETF business, net, including receipt of contingent consideration	2,360	2,774
Proceeds from held-to-maturity securities maturing or called prior to maturity	136	16,488
Proceeds from the sale of the Company’s financial interests in AdvisorEngine Inc.	—	9,592

Net cash (used in)/provided by investing activities	(99,632)	10,641

Cash flows from financing activities:
Shares repurchased	(34,506)	(31,197)
Dividends paid	(19,459)	(20,113)
Convertible notes issuance costs	(4,297)	(5,411)
Repayment of debt	—	(179,000)
Proceeds from the issuance of convertible notes	150,000	175,250
Proceeds from exercise of stock options	815	292

Net cash provided by/(used in) financing activities	92,553	(60,179)

(Decrease)/increase in cash flow due to changes in foreign exchange rate	(955)	855

Net increase/(decrease) in cash and cash equivalents	67,284	(1,547)
Cash and cash equivalents—beginning of year	73,425	74,972

Cash and cash equivalents—end of year	$140,709	$73,425

Supplemental disclosure of cash flow information:
Cash paid for taxes	$8,456	$10,131

Cash paid for interest	$9,898	$7,088

Non-GAAP Financial Measurements

In an effort to provide additional information regarding our results as determined by GAAP, we also disclose certain non-GAAP information which we believe provides useful and meaningful information. Our management reviews these non-GAAP financial measurements when evaluating our financial performance and results of operations; therefore, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. Non-GAAP measurements do not have any standardized meaning, do not replace nor are superior to GAAP financial measurements and are unlikely to be comparable to similar measures presented by other companies. These non-GAAP financial measurements should be considered in the context with our GAAP results. The non-GAAP financial measurements contained in this press release include:

•

Adjusted income before income taxes, income tax expense, net income and diluted earnings per share. We disclose adjusted income before income taxes, income tax expense, net income and diluted earnings per share as non-GAAP financial measurements in order to report our results exclusive of items that are non-recurring or not core to our operating business. We believe presenting these non-GAAP financial measures provides investors with a consistent way to analyze our performance. These non-GAAP financial measures exclude the following:

•

Unrealized gains or losses on the revaluation of deferred consideration: Deferred consideration is an obligation we assumed in connection with the ETFS acquisition that is carried at fair value. This item represents the present value of an obligation to pay fixed ounces of gold into perpetuity and is measured using forward-looking gold prices. Changes in the forward-looking price of gold and changes in the discount rate used to compute the present value of the annual payment obligations may have a material impact on the carrying value of the deferred consideration and our reported financial results. We exclude this item when calculating our non-GAAP financial measurements as it is not core to our operating business. The item is not adjusted for income taxes as the obligation was assumed by a wholly-owned subsidiary of ours that is based in Jersey, a jurisdiction where we are subject to a zero percent tax rate.

•

Gains or losses on securities owned: We account for our securities owned as trading securities which requires these instruments to be measured at fair value with gains and losses reported in net income. In the third quarter of 2021, we began excluding these items when calculating our non-GAAP financial measurements as these securities have become a more meaningful percentage of total assets and the gains and losses introduce volatility in earnings and are not core to our operating business.

•

Tax shortfalls and windfalls upon vesting and exercise of stock-based compensation awards: GAAP requires the recognition of tax windfalls and shortfalls within income tax expense. These items arise upon the vesting and exercise of stock-based compensation awards and the magnitude is directly correlated to the number of awards vesting/exercised as well as the difference between the price of our stock on the date the award was granted and the date the award vested or was exercised. We exclude these items when calculating our non-GAAP financial measurements as they introduce volatility in earnings and are not core to our operating business.

•

Other items: Remeasurement of contingent consideration payable to us from the sale of our Canadian ETF business, unrealized gains recognized on our investment in Securrency, impairment charges, interest expense from the amortization of discount arising from the bifurcation of the conversion option embedded in the convertible notes (prior to January 1, 2021, the effective date of Accounting Standards Update 2020-06, Debt – Debt with Conversion and Other Options, Cash Conversion), a loss on extinguishment of debt, the release of a deferred tax asset valuation allowance recognized on interest carryforwards arising from our debt previously outstanding in the United Kingdom and disposition-related costs are excluded when calculating our non-GAAP financial measurements.

•

Adjusted effective income tax rate. We disclose our adjusted effective income tax rate as a non-GAAP financial measurement in order to report our effective income tax rate exclusive of items that are non-recurring or not core to our operating business. We believe reporting our adjusted effective income tax rate provides investors with a consistent way to analyze our income taxes. Our adjusted effective income tax rate is calculated by dividing adjusted income tax expense by adjusted income before income taxes. See above for information regarding the items that are excluded.

•

Gross margin and gross margin percentage. We disclose our gross margin and gross margin percentage as non-GAAP financial measurements because we believe they provide investors with a consistent way to analyze the amount we retain after paying third-party service providers to operate our ETPs. These measures also assist us in analyzing the profitability of our products. We define gross margin as total operating revenues less fund management and administration expenses. Gross margin percentage is calculated as gross margin divided by total operating revenues.

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

GAAP to NON-GAAP RECONCILIATION (CONSOLIDATED)

(in thousands)

(Unaudited)

	Three Months Ended
Adjusted Net Income and Diluted Earnings per Share:	Dec. 31, 2021	Sept. 30, 2021	June 30, 2021	Mar. 31, 2021	Dec. 31, 2020
Net income/(loss), as reported	$11,187	$5,833	$17,630	$15,147	$(13,497)
Add back/Deduct: Loss/(gain) on revaluation of deferred consideration	3,048	(1,737)	(497)	(2,832)	22,385
Add back: Losses on securities owned, net of income taxes	1,501	1,006	—	—	—
Add back: Impairments, net of income taxes (where applicable)	—	12,002	—	245	—
Deduct: Remeasurement of contingent consideration – sale of Canadian ETF business	—	(787)	—	—	—
Deduct/Add back: Tax (windfalls)/shortfalls upon vesting and exercise of stock-based compensation awards	—	—	(233)	123	21
Deduct: Unrealized gain recognized on investment in Securrency, net of income taxes	—	—	(105)	(179)	—
Add back: Interest expense from the amortization of discount arising from the bifurcation of the conversion option embedded in the convertible notes, net of income taxes	—	—	—	—	314

Adjusted net income	$15,736	$16,317	$16,795	$12,504	$9,223
Weighted average common shares—diluted	159,826	159,213	164,855	161,831	161,138

Adjusted earnings per share—diluted	$0.10	$0.10	$0.10	$0.08	$0.06

	Three Months Ended
Gross Margin and Gross Margin Percentage:	Dec. 31, 2021	Sept. 30, 2021	June 30, 2021	Mar. 31, 2021	Dec. 31, 2020
Operating revenues	$79,175	$78,112	$75,775	$71,256	$65,651
Less: Fund management and administration	(15,417)	(15,181)	(14,367)	(13,947)	(14,942)

Gross margin	$63,758	$62,931	$61,408	$57,309	$50,709

Gross margin percentage	80.5%	80.6%	81.0%	80.4%	77.2%

	Three Months Ended
Adjusted Income Before Income Taxes:	Dec. 31, 2021	Sept. 30, 2021	June 30, 2021	Mar. 31, 2021	Dec. 31, 2020
Income/(loss) before income taxes	$15,271	$6,333	$21,889	$13,178	$(11,297)
Add back/Deduct: Loss/(gain) on revaluation of deferred consideration	3,048	(1,737)	(497)	(2,832)	22,385
Add back: Losses on securities owned, before income taxes	1,649	1,329	—	—	—
Add back: Impairments, before income taxes	—	15,853	—	303	—
Deduct: Remeasurement of contingent consideration – sale of Canadian ETF business	—	(787)	—	—	—
Deduct: Unrealized gain recognized on investment in Securrency, before income taxes	—	—	(139)	(237)	—
Add back: Loss recognized upon reduction of a tax-related indemnification asset	—	—	—	5,171	—
Add back: Interest expense from the amortization of discount arising from the bifurcation of the conversion option embedded in the convertible notes, before income taxes	—	—	—	—	416

Adjusted income before income taxes	$19,968	$20,991	$21,253	$15,583	$11,504

	Three Months Ended
Adjusted Income Tax Expense and Adjusted Effective Income Tax Rate:	Dec. 31, 2021	Sept. 30, 2021	June 30, 2021	Mar 31, 2021	Dec. 31, 2020
Adjusted income before income taxes (above)	$19,968	$20,991	$21,253	$15,583	$11,504

Income tax expense/(benefit)	$4,084	$500	$4,259	$(1,969)	$2,200
Add back: Tax benefit arising from impairments	—	3,851	—	58	—
Add back: Tax benefit arising from losses on securities owned	148	323	—	—	—
Add back/(Deduct): Tax windfalls/(shortfalls) upon vesting and exercise of stock-based compensation awards	—	—	233	(123)	(21)
Deduct: Tax expense on unrealized gain recognized on investment in Securrency	—	—	(34)	(58)	—
Add back: Tax benefit arising from reduction of a tax-related indemnification asset	—	—	—	5,171	—
Add back: Tax benefit arising from the amortization of discount associated with the bifurcation of the conversion option embedded in the convertible notes	—	—	—	—	102

Adjusted income tax expense	$4,232	$4,674	$4,458	$3,079	$2,281

Adjusted effective income tax rate	21.2%	22.3%	21.0%	19.8%	19.8%

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, the risks described below. If one or more of these or other risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this press release completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

In particular, forward-looking statements in this press release may include statements about

•	the ultimate duration of the COVID-19 pandemic and its short-term and long-term impact on our business and the global economy;

•	anticipated trends, conditions and investor sentiment in the global markets and ETPs;

•	anticipated levels of inflows into and outflows out of our ETPs;

•	our ability to deliver favorable rates of return to investors;

•	competition in our business;

•	whether we will experience future growth;

•	our ability to develop new products and services;

•	our ability to maintain current vendors or find new vendors to provide services to us at favorable costs;

•	our ability to successfully implement our digital assets strategy, including WisdomTree Prime, and achieve its objectives;

•	our ability to successfully operate and expand our business in non-U.S. markets; and

•	the effect of laws and regulations that apply to our business.

Our business is subject to many risks and uncertainties, including without limitation:

•	adverse market developments arising from the COVID-19 pandemic could negatively impact our assets under management, resulting in a decline in our revenues and other potential operational challenges;

•

declining prices of securities, gold and other precious metals and other commodities can adversely affect our business by reducing the market value of the assets we manage or causing WisdomTree ETP investors to sell their fund shares and trigger redemptions;

•

fluctuations in the amount and mix of our AUM, whether caused by disruptions in the financial markets or otherwise, including but not limited to a pandemic event such as COVID-19, may negatively impact revenues and operating margins, and may impede our ability to refinance our debt upon maturity or, increase the cost of borrowing upon a refinancing;

•	competitive pressures could reduce revenues and profit margins;

•

we derive a substantial portion of our revenues from a limited number of products, and as a result, our operating results are particularly exposed to investor sentiment toward investing in the products’ strategies and our ability to maintain the AUM of these products, as well as the performance of these products and market-specific and political and economic risk;

•

a significant portion of our AUM is held in products with exposure to U.S. and international developed markets and we therefore have exposure to domestic and foreign market conditions and are subject to currency exchange rate risks;

•	withdrawals or broad changes in investments in our ETPs by investors with significant positions may negatively impact revenues and operating margins;

•	over the last few years, we have expanded our business internationally. This expansion subjects us to increased operational, regulatory, financial and other risks;

•	many of our ETPs have a limited track record, and poor investment performance could cause our revenues to decline;

•

we depend on third parties to provide many critical services to operate our business and our ETPs. The failure of key vendors to adequately provide such services could materially affect our operating business and harm WisdomTree ETP investors; and

•	actions of activist stockholders against us could be disruptive and costly and may cause uncertainty about the strategic direction of our business.

Other factors, such as general economic conditions, including currency exchange rate fluctuations, also may have an effect on the results of our operations. For a more complete description of the risks noted above and other risks that could cause our actual results to differ from our current expectations, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2021 and September 30, 2021.

The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Therefore, these forward-looking statements do not represent our views as of any date other than the date of this press release.